UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 11, 2020

Date of Report (Date of earliest event reported)

Generation Hemp, Inc.

(Exact name of registrant as specified in its charter)

Colorado	001-37568	26-3119496
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5128 Horseshoe Trail Dallas, Texas	75209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (469) 209-6154

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As disclosed under the section entitled “Introductory Note” on the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2019 by Generation Hemp, Inc. (formerly known as Home Treasure Finders, Inc.) (the “Company”), on November 27, 2019, the Company consummated the transactions contemplated by that certain Stock Purchase Agreement, dated August 15, 2019 (the “Stock Purchase Agreement”) among the Company, HMTF Merger Sub Inc., a Colorado corporation (as “Buyer”), Energy Hunter Resources, Inc., a Delaware corporation (the “EHR”), certain stockholders of EHR set for therein (as “Sellers”), and Gary C. Evans (as the “Sellers’ Representative”), as amended., pursuant to which the Buyer merged with and into EHR, with EHR surviving as a subsidiary of the Company (the “Merger”).

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On May 11, 2020, the Board of Directors of the Company (the “Board”) agreed that Marcum LLP (“Marcum”), EHR’s pre-Merger independent registered public accounting firm, would be appointed as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Accordingly, Haynie & Company (“Haynie”), the independent registered public accounting firm of the Company was deemed to be dismissed effective May 11, 2020.

None of the reports of Haynie on the Company’s financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principle, except that each of Haynie’s audit reports included an explanatory paragraph as to the Company’s ability to continue as a going concern.

During the Company’s two most recent years ended December 31, 2018 and 2017, and the subsequent interim periods preceding their dismissal, there were (i) no disagreements with Haynie, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Haynie, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements and (ii) no reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

During the two most recent fiscal years and the interim periods preceding the engagement, and through the date of this Current Report on Form 8-K, neither the Company nor anyone on its behalf has previously consulted with Marcum regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

The Company provided Haynie with a copy of the disclosures it is making in this Current Report on Form 8-K and has requested that Haynie furnish it with a letter addressed to the SEC stating whether they agree with the above statements. Haynie responded with a letter dated September 30, 2020 stating that Haynie agrees with the statements set forth above, a copy of which is filed herewith as Exhibit 16.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
16.1	Letter dated September 30, 2020 from Haynie & Company to the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Generation Hemp, Inc.

Dated: September 30, 2020
	By:	/s/ Gary C. Evans
	Name:	Gary C. Evans
	Title:	Chief Executive Officer

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